FOR IMMEDIATE RELEASE

Contact:               Julie Leber
Spotlight Marketing Communications
    (949) 427-5172 ext. 703
     julie@spotlightmarcom.com

MVP REIT II Meets Minimum Offering of $2 Million in Subscriptions

SAN DIEGO (Dec. 30, 2015) – MVP REIT II, Inc. (“MVP REIT II”) announced today that the real estate investment trust fulfilled its minimum offering of $2 million in subscriptions on December 30, 2015.

Residents of Pennsylvania and Washington will not be admitted until gross offering proceeds exceed $25 million and $10 million, respectively, in shares sold.

About MVP REIT II, Inc.

MVP REIT II, Inc. is a publicly registered, non-traded Maryland corporation that intends to qualify as a real estate investment trust commencing with the taxable year that will end December 31, 2015, or the first year in which it commences material operations, if later. MVP REIT II intends to invest in a portfolio of parking facilities located throughout the United States and Canada. For more information regarding MVP REIT II, please visit TheParkingREIT.com.

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